Exhibit 3.1

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
BRITISH      Ministry of Finance        Mailing Address                 Location:
COLUMBIA     Corporate and Personal     PO Box 9431 Stn Prov Govt       2nd Floor - 940 Blanshard St.
             Property Registries        Victoria BC V8W 9V3             Victoria BC
                                                                        250 356-8626
             www.corporateonline.gov.bc.ca

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    Notice of Articles                             Certified Copy
BUSINESS CORPORATIONS ACT                of a document filed with the Province
                                         of British Columbia Registrar of
                                         Companies


                                                       J.S.Powell
                                                       June 30, 2004

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This Notice of Articles was issued by the Registrar on
June 30, 2004 12:01 AM Pacific Time

Incorporation Number: BC0528772

Recognition Date: Incorporated on October 9, 1996

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                               NOTICE OF ARTICLES

Name of Company:

WAVERIDER COMMUNICATIONS (CANADA) INC.

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REGISTERED OFFICE INFORMATION

Mailing Address:                                   Delivery Address:
10TH FLOOR, 595 HOWE STREET                        10TH FLOOR, 595 HOWE STREET
VANCOUVER BC V6C 2T5                               VANCOUVER BC  V6C 2T5

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RECORDS OFFICE INFORMATION

Mailing Address:                                   Delivery Address:
10TH FLOOR, 595 HOWE STREET                        10TH FLOOR, 595 HOWE STREET
VANCOUVER BC V6C 2T5                               VANCOUVER BC  V6C 2T5

DIRECTOR INFORMATION

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 Last Name, First Name Middle Name:
 WORTHINGTON, T. SCOTT

Mailing Address:                                  Delivery Address:
SUITE 500, 255 CONSUMERS ROAD                     SUITE 500, 255 CONSUMERS ROAD
TORONTO ON M2J 1R4                                TORONTO ON M2J 1R4



 Last Name, First Name Middle Name:

 SINCLAIR, BRUCE D

Mailing Address:                                  Delivery Address:
SUITE 500, 255 CONSUMERS ROAD                     SUITE 500, 255 CONSUMERS ROAD
TORONTO ON M2J 1R4                                TORONTO ON M2J 1R4




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 RESOLUTION DATES:

 Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

                                  JUNE 23, 2004

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AUTHORIZED SHARE STRUCTURE

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1. No Maximum           Common Shares                  Without Par Value



                                                       Without Special Rights or
                                                       Restrictions attached
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2. No Maximum           Preferred Shares               Without Par Value


                                                       With Special Rights or
                                                       Restrictions attached


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